Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Appoints Sean Sievers as Chief Financial Officer

CARMEL, Ind. (Sept. 11, 2024) – Merchants Bancorp (the “Company”)(NASDAQ: MBIN) and its wholly owned subsidiary, Merchants Bank, have announced the appointment of Sean Sievers as its new Chief Financial Officer, effective Sept. 9, 2024. Sievers brings more than 25 years of executive financial leadership in the banking and mortgage industries to the top-performing banks’ chief finance role.

Sean Sievers

Most recently, Sievers served as CFO at Rate (formerly Guaranteed Rate), one of the leading mortgage bankers in the nation. His career includes leadership roles as CFO of Countrywide’s Internet Bank and Retail Origination team, Senior Director at Freddie Mac, CFO of SunTrust's Consumer Banking Division, and CFO of Citibank’s Global Mortgage Business.

“Each of these experiences has equipped Sean with the skills and insights necessary to support our unique business model and future growth plans,” said Michael Dunlap, President and CEO of Merchants Bank. “Sean brings a wealth of experience that will be invaluable as we continue to grow and execute our strategic vision.”

John Macke

Sievers was selected as part of a comprehensive CFO search initiated after John Macke, the Company’s current CFO, announced his intent to retire in March. Macke joined Merchants in 2017 during a critical period for the Company. He was instrumental in leading the Company’s initial public offering (IPO) and played a key role in supporting its growth from a $3 billion bank to an $18 billion institution today. Sievers and Macke will share responsibilities until Mr. Macke’s official retirement at the end of September.

“As we welcome Sean, I also want to take this opportunity to celebrate and thank John for his outstanding contributions,” Dunlap said. “John’s expertise has been instrumental in capital raises, securitizations, liquidity strategies, financial reporting, and the development of new lines of business in an ever-changing and highly regulated environment. His leadership has left a lasting impact on Merchants.”

Sievers holds a Bachelor of Science in Accounting from California Lutheran University and is a former licensed public accountant. He will be based at Merchants Bank’s headquarters in Carmel, Indiana.

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ABOUT MERCHANTS BANCORP

Ranked as a top performing U.S. public bank by S&P Global Market Intelligence, Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple segments, including Multi-family Mortgage Banking that offers multi-family housing and healthcare facility financing and servicing; Mortgage Warehousing that offers mortgage warehouse financing; and Banking that offers retail and correspondent residential mortgage banking, agricultural lending, and traditional community banking. Merchants Bancorp, with $18.2 billion in assets and $14.9 billion in deposits as of June 30, 2024, conducts its business primarily through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Merchants Capital Investments, LLC, Merchants Capital Servicing, LLC, Merchants Asset Management, LLC, and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at investors.merchantsbancorp.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements which reflect management’s current views with respect to, among other things, future events and financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, management cautions that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated in these forward-looking statements, including the impacts of factors identified in "Risk Factors" or "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

MEDIA CONTACT: Alyssa Ross, 765-490-8586, alyssa.ross@dittoepr.com